Exhibit 32.1

Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Ilya Rachman, hereby certifies that based on the undersigned’s knowledge:

1. The Quarterly Report on Form 10-Q of Immix Biopharma, Inc. (the “Company”) for the quarter ended March 31, 2025, as originally filed on May 8, 2025 and amended by Quarterly Report on Form 10-Q/A filed on May 19, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 19, 2025	/s/ Ilya Rachman
Ilya Rachman
Chief Executive Officer
(Principal Executive Officer)

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Gabriel Morris, hereby certifies that based on the undersigned’s knowledge:

1. The Quarterly Report on Form 10-Q of Immix Biopharma, Inc. (the “Company”) for the quarter ended March 31, 2025, as originally filed on May 8, 2025 and amended by Quarterly Report on Form 10-Q/A filed on May 19, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 19, 2025	/s/ Gabriel Morris
Gabriel Morris
Chief Financial Officer
(Principal Financial and Accounting Officer)